EXHIBIT 10.8
                    Amendment to Equipment Finance Agreement


To: John Balding at TLD

            Re: $5,200,000 Promissory Note to TLD Funding Group by SITEK,
                Inc. And Advanced Technology Services, Inc.

Dear Mr. Balding:

         In connection with this matter I want to clarify a point. Notwithstanding anything to the contrary, it was never the intent of the parties that TLD would take title to the equipment (as defined in the March 11, 1999 Equipment Finance Proposal between the parties). To the extent that the documents provide otherwise, we agree that such a provision is in error, has no force or effect and that the course of dealing between the parties supports this. I might also point out that such a provision is inconsistent with the requirement that ATSI must be free to sell the equipment and then deposit proceeds in the joint account established by TLD and ATSI.

         Please return a copy of this letter to me with your signed agreement.

                                                            Sincerely,

                                                            /s/ Gloria Zemla
                                                            --------------------
                                                            Gloria Zemla

/s/ John R. Balding
-----------------------------
Agreed